FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) made and entered into as of this              day of                         , 2009 by and among Select Capital Corporation, a California corporation (the “Dealer Manager”), Bluerock Enhanced Multifamily Trust, Inc. (the “Company”), and UMB Bank, N.A., as escrow agent, a national banking association organized and existing under the laws of the United States of America (the “Escrow Agent”).

RECITALS

WHEREAS, the Company proposes to offer and sell shares of common stock, on a best-efforts basis, at least $2.5 million and up to $1.5 billion of gross offering proceeds at an initial purchase price of $10.00 per share (the “Shares”) to investors pursuant to the Company’s Registration statement on Form S-11 (File No. 333-153-135), as amended from time to time (the “Offering Document”).

WHEREAS, the Dealer Manager has been engaged by the Company to offer and sell the Shares on a best efforts basis through a network of participating broker-dealers (the “Dealers”).

WHEREAS, the Company has agreed that the subscription price paid by subscribers for shares will be refunded to such subscribers if at least $2.5 million of gross offering proceeds from persons who are not affiliated with the Company or Bluerock Enhanced Multifamily Advisor, LLC (the “Advisor”) (the “Minimum Offering”) has not been raised within one year from the date the Offering Document becomes effective with the Securities and Exchange Commission (the “Closing Date,”).

WHEREAS, the Dealer Manager and the Company desires to establish an escrow account (the “Escrow Account”) as further described herein in which funds received from subscribers will be deposited and the Company desires that UMB Bank, N.A. act as escrow agent to the Escrow Account and Escrow Agent is willing to act in such capacity.

WHEREAS, the Escrow Agent has engaged DST Systems (the “Processing Agent”) to receive, examine for “good order” and facilitate subscriptions into the Escrow Account as further described herein and to act as record keeper, maintaining on behalf of the Escrow Agent the ownership records for the Escrow Account. In so acting DST shall be acting solely in the capacity of agent for the Escrow Agent and not in any capacity on behalf of the Company or the Dealer Manager, nor shall they have any interest other than that provided in this Agreement in assets in Processing Agent’s possession as the agent of the Escrow Agent.

WHEREAS, in order to subscribe for Shares during the Escrow Period (as defined below), a subscriber must deliver the full amount of its subscription: (i) by check, draft or money order made payable to the order of UMB Bank, N.A., as Escrow Agent for Bluerock Enhanced Multifamily Trust, Inc., in U.S. dollars or (ii) by draft, wire transfer of immediately available funds or Automated ClearingHouse (ACH) in U.S. dollars, made payable as provided in Section 10(2).

AGREEMENT

NOW, THEREFORE, the Dealer Manager, the Company and Escrow Agent agree to the terms of this Agreement as follows:

1. Establishment of Escrow Account; Escrow Period. On or prior to the commencement of the offering of Shares pursuant to the Offering Document, the Company shall establish the Escrow Account with the Escrow Agent, which shall be entitled “UMB Bank, N.A., as Escrow Agent for Bluerock Enhanced Multifamily Trust, Inc.” This Agreement shall be effective on the date on which the Offering Document becomes effective. The escrow period shall commence upon the effectiveness of this Agreement and shall continue until the earlier of (i) the date upon which the Escrow Agent receives confirmation from the Company and the Dealer Manager that the Company has raised the Minimum Offering, (ii) the Closing Date, or (iii) the termination of the Offering by the Company prior to the receipt of the Minimum Offering (the “Escrow Period”).

2. Operation of the Escrow.

(a) Deposits in the Escrow Account. During the Escrow Period, persons subscribing to purchase Shares will be instructed by the Company, the Dealer Manager and the Dealers to make checks for subscriptions payable to the order of “UMB Bank, N.A., as Escrow Agent for Bluerock Enhanced Multifamily Trust, Inc.” Completed subscription agreements and checks or money orders in payment for the purchase price shall be remitted to the P.O. Box designated for the receipt of such agreements and funds, and drafts, wires, or Automated ClearingHouse (ACH) payments shall be transmitted directly to the Escrow Account. To the extent that subscription agreements and payments are remitted by the Company or the Dealer Manager, the Company or the Dealer Manager, as applicable, will furnish to the Escrow Agent a list detailing information regarding such subscriptions as set forth in Exhibit B. The Processing Agent will promptly deliver all monies received in good order from subscribers (or from the Dealer Manager or Dealers transmitting moneys and subscriptions from subscribers) for the payment of Shares to the Escrow Agent for deposit in the Escrow Account. Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with this paragraph 2 hereof. Prior to disbursement of the funds deposited in the Escrow Account, such funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the instruments of payment are returned to the Escrow Agent for nonpayment prior to receipt of the Escrow Break Affidavit (as described below), the Escrow Agent shall promptly notify the Processing Agent and the Company in writing via mail, email or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable in the amount of such returned payment as well as any interest earned on the amount of such payment and the Processing Agent shall delete the appropriate account from the records maintained by the Processing Agent. The Processing Agent will maintain a written account of each sale, which account shall set forth, among other things, the following information: (i) the subscriber’s name and address, (ii) the number of Shares purchased by such subscriber, and (iii) the amount paid by such subscriber for such Shares. During the Escrow Period neither the Company nor the Dealer Manager will be entitled to any principal funds received into the Escrow Account.

(b) Distribution of the Escrowed Funds. If at any time on or prior to the Closing Date, the Minimum Offering has been raised, then upon the happening of such event, the principal amount of the Escrowed Funds shall remain in the Escrow Account until the Escrow Agent receives written direction provided by the Company and the Dealer Manager instructing the Escrow Agent to deliver the principal amount of such Escrowed Funds as the Company shall direct. An affidavit or certification from an officer of the Company and an officer of the Dealer Manager to the Escrow Agent and Processing Agent stating that at least the Minimum Offering has been timely raised, shall constitute sufficient evidence for the purpose of this Agreement that such event has occurred (the “Break Escrow Affidavit”). The Affidavit shall indicate (i) the date on which the Minimum Offering was raised and (ii) the actual total number of Shares sold as of such date. Thereafter, the Escrow Agent shall release funds from the Escrow Account as directed by the Company pursuant to written instruction that the Company shall provide to the Escrow Agent from time to time.

If the Escrow Agent has not received a Break Escrow Affidavit on or prior to the Closing Date, the Processing Agent shall provide the Escrow Agent the information needed to return the Escrowed Funds, together with any interest thereon, to each respective subscriber, and the Escrow Agent shall promptly create and dispatch checks and wires drawn on the Escrow Account to return the Escrowed Funds, together with any interest thereon, without deduction, penalty or expense, to the respective subscribers, and the Escrow Agent shall notify the Company and the Dealer Manager of its distribution of the funds. The subscription payments returned to each subscriber shall be free and clear of any and all claims of the Company or any of its creditors.

3. Escrowed Funds. Upon receipt of the Escrowed Funds, the Escrow Agent shall hold the Escrowed Funds in escrow pursuant to the terms of this Agreement. Until such time as the Escrowed Funds shall be distributed by the Escrow Agent as provided herein, the Escrowed Funds shall be invested and reinvested by the Escrow Agent in bank accounts, bank money market accounts, short-term certificates of deposit issued by a bank; and short-term securities issued or guaranteed by the U.S. government.

The Escrow Agent shall be entitled to sell or redeem any such investment as necessary to make any distributions required under this Agreement and shall not be liable or responsible for any loss resulting from any such sale or redemption.

Income, if any, resulting from the investment of the Escrowed Funds shall be retained by the Escrow Agent, and shall be distributed according to this Agreement.

The Escrow Agent shall provide to the Company monthly statements (or more frequently as reasonably requested by the Company) on the account balance in the Escrow Account and the activity in the account since the last report.

4. Duties of the Escrow Agent. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent is not a party to, or bound by, the any other agreement among the other parties hereto, and the Escrow Agent’s duties shall be determined solely by reference to this Agreement. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.

5. Liability of the Escrow Agent and the Processing Agent; Indemnification. The Escrow Agent acts hereunder as a depository only. The Escrow Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Escrow Agreement or with respect to the form of execution of the same. Each of the Escrow Agent and the Processing Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent or the Processing Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent or the Processing Agent to be genuine and to be signed or presented by the proper person(s). Each of the Escrow Agent and the Processing Agent shall not be held liable for any error in judgment made in good faith by an officer or employee of either unless it shall be proved that the Escrow Agent or the Processing Agent, as appropriate, was grossly negligent or reckless in ascertaining the pertinent facts or acted intentionally in bad faith. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

Either of the Escrow Agent and the Processing Agent may consult legal counsel and shall exercise reasonable care in the selection of such counsel, in the event of any dispute or question as to the construction of any provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the reasonable opinion or instructions of such counsel.

Each of the Escrow Agent and the Processing Agent shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Company, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent or the Processing Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Agreement.

In the event that either the Escrow Agent or the Processing Agent shall become involved in any arbitration or litigation relating to the Escrowed Funds, each is authorized to comply with any decision reached through such arbitration or litigation.

The Company, hereby agrees to indemnify both the Escrow Agent and the Processing Agent for, and to hold it harmless against any loss, liability or expense incurred in connection herewith without gross negligence, recklessness or willful misconduct on the part of either of the Escrow Agent or the Processing Agent, including without limitation legal or other fees arising out of or in connection with its entering into this Agreement and carrying out its duties hereunder, including without limitation the costs and expenses of defending itself against any claim of liability in the premises or any action for interpleader. Neither the Escrow Agent, nor the Processing Agent, shall be under any obligation to institute or defend any action, suit, or legal proceeding in connection herewith, unless first indemnified and held harmless to its satisfaction in accordance with the foregoing, except that neither shall be indemnified against any loss, liability or expense arising out of its own gross negligence, recklessness or willful misconduct. Such indemnity shall survive the termination or discharge of this Agreement or resignation of the Escrow Agent.

6. The Escrow Agent’s Fee. Escrow Agent shall be entitled to fees and expenses for its regular services as Escrow Agent as set forth in Exhibit A. Additionally, Escrow Agent is entitled to reasonable fees for extraordinary services and reimbursement of any reasonable out of pocket and extraordinary costs and expenses related to its obligations as Escrow Agent under this Agreement, including, but not limited to, reasonable attorneys’ fees. All of the Escrow Agent’s compensation, costs and expenses shall be paid by the Company

7. Security Interests. No party to this Escrow Agreement shall grant a security interest in any monies or other property deposited with the Escrow Agent under this Escrow Agreement, or otherwise create a lien, encumbrance or other claim against such monies or borrow against the same.

8. Dispute. In the event of any disagreement between the undersigned or the person or persons named in the instructions contained in this Agreement, or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, the Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, the Escrow Agent shall not be or become liable to the undersigned or to any person named in such instructions for its refusal to comply with such conflicting or adverse demands, and the Escrow Agent shall be entitled to refuse and refrain to act until: (a) The rights of the adverse claimants shall have been fully and finally adjudicated in a Court assuming and having jurisdiction of the parties and money, papers and property involved herein or affected hereby, or (b) All differences shall have been adjusted by agreement and the Escrow Agent shall have been notified thereof in writing, signed by all the interested parties.

9. Resignation of Escrow Agent. Escrow Agent may resign or be removed, at any time, for any reason, by written notice of its resignation or removal to the proper parties at their respective addresses as set forth herein, at least 60 days before the date specified for such resignation or removal to take effect; upon the effective date of such resignation or removal:

(a) All cash and other payments and all other property then held by the Escrow Agent hereunder shall be delivered by it to such successor escrow agent as may be designated in writing by the Company, whereupon the Escrow Agent’s obligations hereunder shall cease and terminate;

(b) If no such successor escrow agent has been designated by such date, all obligations of the Escrow Agent hereunder shall, nevertheless, cease and terminate, and the Escrow Agent’s sole responsibility thereafter shall be to keep all property then held by it and to deliver the same to a person designated in writing by the Company or in accordance with the directions of a final order or judgment of a court of competent jurisdiction.

(c) Further, if no such successor escrow agent has been designated by such date, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor agent; further the Escrow Agent may pay into court all monies and property deposited with Escrow Agent under this Agreement.

10. Notices. All notices, demands and requests required or permitted to be given under the provisions hereof must be in writing and shall be deemed to have been sufficiently given, upon receipt, if (i) personally delivered, (ii) sent by telecopy and confirmed by phone or (iii) mailed by registered or certified mail, with return receipt requested, delivered to the addresses set forth below, or to such other address as a party shall have designated by notice in writing to the other parties in the manner provided by this paragraph:

(1) If to Company:	Bluerock Enhanced Multifamily Trust, Inc.
680 5th Avenue, 16th Floor
New York, NY 10019
Telephone: (212) 843-1601
Facsimile: (646) 278-4220
Attn: R. Ramin Kamfar

Company Wire Instructions:
XXXXXXX Company
ABA Routing Number: xxxxxxxxx
Account Number: xxxxxxxxxx
FFC Account Name: XXXXXXXX Corporation
FFC: xxxxxxxxxx
Attn: xxxxxxxxx

(2) If to the Escrow Agent:	UMB Bank, N.A.
1010 Grand Blvd., 4th Floor
Mail Stop: 1020409
Kansas City, Missouri 64106
Attention: Lara Stevens,
Corporate Trust
Telephone: (816) 860-3017
Facsimile: (816) 860-3029

Escrow Agent Wiring Instructions:
UMB Bank, N.A.
ABA Routing Number: 101000695
Account Number: 9871737780
Account Name: UMB Bank, N.A., as Agent for Bluerock Enhanced Multifamily Trust, Inc.

Checks Payable Information:
UMB Bank as Agent for Bluerock Enhanced Multifamily Trust, Inc. Attention: Lara Stevens, Corporate Trust 1010 Grand Boulevard, 4th Floor

M/S 1020409 Kansas City, Missouri 64106

(3) If to Dealer Manager:	Select Capital Corporation
3070 Bristol Street, Suite 500
Costa Mesa, CA 92626
Attention: Daryl Holzberg
Telephone: (714) 545-5002 x105
Facsimile: (714) 545-5003

11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri without regard to the principles of conflicts of law.

12. Binding Effect; Benefit. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of the parties hereto.

13. Modification. This Agreement may be amended, modified or terminated at any time by a writing executed by the Dealer Manager, the Company and the Escrow Agent.

14. Assignability. This Agreement shall not be assigned by the Escrow Agent without the Company’s prior written consent.

15. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

16. Headings. The section headings contained in this Agreement are inserted for convenience only, and shall not affect in any way, the meaning or interpretation of this Agreement.

17. Severability. This Agreement constitutes the entire agreement among the parties and supersedes all prior and contemporaneous agreements and undertakings of the parties in connection herewith. No failure or delay of the Escrow Agent in exercising any right, power or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power or remedy preclude any other or further exercise of any right, power or remedy. In the event that any one or more of the provisions contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

18. Earnings Allocation; Tax Matters; Patriot Act Compliance; OFAC Search Duties. The Company or its agent shall be responsible for all tax reporting under this Escrow Agreement. The Company shall provide to Escrow Agent upon the execution of this Agreement any documentation requested and any information reasonably requested by the Escrow Agent to comply with the USA Patriot Act of 2001, as amended from time to time. The Escrow Agent, or its agent, shall complete an OFAC search, in compliance with its policy and procedures, of each subscription check and shall inform the Company if a subscription check fails the OFAC search.

The Dealer Manager shall provide a copy of each subscription check in order that the Escrow Agent, or its agent, may perform such OFAC search.

19. Miscellaneous. This Agreement shall not be construed against the party preparing it, and shall be construed without regard to the identity of the person who drafted it or the party who caused it to be drafted and shall be construed as if all parties had jointly prepared this Agreement and it shall be deemed their joint work product, and each and every provision of this Agreement shall be construed as though all of the parties hereto participated equally in the drafting hereof; and any uncertainty or ambiguity shall not be interpreted against any one party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafting party shall not be applicable.

20. Third Party Beneficiaries. The Processing Agent shall be a third party beneficiary under this Agreement, entitled to enforce any rights, duties or obligations owed to it under this Agreement notwithstanding the terms of any other agreements between the Processing Agent and any Party hereto.

21. Termination of the Escrow Agreement. This Escrow Agreement, except for Sections 5 and 9 hereof, which shall continue in effect, shall terminate upon written notice from the Company to the Escrow Agent. Unless otherwise provided, final termination of this Escrow Agreement shall occur on the date that all funds held in the Escrow Account are distributed either (a) to the Company or to subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account or (b) to a successor escrow agent upon written instructions from the Company.

22. Relationship of Parties. The Dealer Manager, the Company and the Escrow Agreement are unaffiliated parties, and this Agreement does not create any partnership or joint venture among them. Subscriptions made by the Dealer Manager or any of its affiliated persons shall be counted toward reaching the Minimum Offering.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives as of the date first written hereinabove:

DEALER MANAGER: SELECT CAPITAL CORPORATION By: Name: Title:
COMPANY: BLUEROCK ENHANCED MULTIFAMLILY TRUST, INC. By: Name: Title:
ESCROW AGENT: UMB BANK, N.A. By: Name: Title:

EXHIBIT A

ESCROW FEES AND EXPENSES

Acceptance Fee
Review escrow agreement and establish account	$

Annual Fee
Maintain account	$

Transaction Fees
(a) per outgoing wire transfer		$35.00
(b) per Form 1099 (Int., B or Misc.)		$10.00	*
(c) per investment purchase, sale or settlement		$35.00	**

*	Not anticipated to be charged

**	Excludes money market mutual fund transactions

Fees specified are for the regular, routine services contemplated by the Escrow Agreement, and any additional or extraordinary services, including, but not limited to disbursements involving a dispute or arbitration, or administration while a dispute, controversy or adverse claim is in existence, will be charged based upon time required at the then standard hourly rate. In addition to the specified fees, all expenses related to the administration of the Escrow Agreement (other than normal overhead expenses of the regular staff) such as, but not limited to, travel, postage, shipping, courier, telephone, facsimile, supplies, legal fees, accounting fees, etc., will be reimbursable. Acceptance and first year annual fees will be payable at the initiation of the escrow and annual fees will be payable in advance thereafter. Other fees and expenses will be billed as incurred.

EXHIBIT B

Form of Subscriber List

Pursuant to the Escrow Agreement dated as of _________ ___, 2009, by and among Bluerock Enhanced Multifamily Trust, Inc. (the “Company”), UMB Bank, N.A., as escrow agent (the “Escrow Agent”), and Select Capital Corporation (the “Dealer Manager”), the Dealer Manager hereby notifies the Escrow Agent that, as of the date set forth below, the following Subscribers have submitted subscription funds for the purchase of shares of common stock of the Company (the “Shares”), such subscription funds have been deposited with Escrow Agent in accordance with the Escrow Agreement:

1.	Name of Subscriber

Address

Tax Identification Number

Number of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

2.	Name of Subscriber

Address

Tax Identification Number

Number of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

...	Name of Subscriber

Address

Tax Identification Number

Number of Shares subscribed for

Amount of money paid and deposited with Escrow Agent

Select Capital Corporation

By:____________________________________

Name:_________________________________

Title:__________________________________

Date: ______________________ ____, 200___